UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code:  (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 8, 2020, BJ's Restaurants, Inc. (the "Company")  filed a prospectus supplement to the prospectus that forms a part of its effective registration statement on Form S-3ASR, filed on April 23, 2020 (the “Registration Statement”) registering the sale from time to time by the selling shareholders named therein of up to 3,500,000 shares of the Company’s common stock (the "Issued Shares"), warrants to purchase up to 875,000 shares of the Company's common stock (the "Warrants"), and 875,000 shares of the Company's common stock issuable upon exercise of such warrants (the "Warrant Shares"). The Warrants and Issued Shares were issued by the Company in a previously announced private placement completed on May 5, 2020 and the prospectus supplement is being filed pursuant to the requirements of the Registration Rights Agreements entered into among the Company and the investors at the closing of the private placement.  The Company will not receive any proceeds from any sales of the Issued Shares, Warrants or Warrant Shares by the selling shareholders. A copy of the opinion of Elkins Kalt Weintraub Reuben Gartside LLP regarding the legality of the Issued Shares, Warrants and Warrants Shares is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

Exhibit No.	Description

5.1	Opinion of Elkins Kalt Weintraub Reuben Gartside LLP
23.1	Consent of Elkins Kalt Weintraub Reuben Gartside LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2020	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary